Exhibit 10.2

FORM OF

CONTINGENT VALUE RIGHTS AGREEMENT

by and between

FRESENIUS KABI PHARMACEUTICALS HOLDING, LLC

and

[TRUSTEE]

Dated as of             , 200

i

Section 9.3	Opinion of Counsel to Trustee	40

Section 9.4	Successors	40

ARTICLE 10

SUBORDINATION 40

Section 10.1	Agreement to Subordinate	40

Section 10.2	Liquidation; Dissolution; Bankruptcy	40

Section 10.3	Default on Senior Obligations	41

Section 10.4	Notice of Event of Default	41

Section 10.5	When Distribution Must Be Paid Over	41

Section 10.6	Notice by Company	42

Section 10.7	Subordination Effective Notwithstanding Deficiencies with Respect to Senior Obligations; Waiver of Right to Contest Senior Obligation; Reinstatement of Subordination Provisions	42

Section 10.8	Subrogation	43

Section 10.9	Relative Rights	43

Section 10.10	Subordination May Not Be Impaired by Company	43

Section 10.11	Distribution or Notice to Representative	43

Section 10.12	Rights of Trustee	44

Section 10.13	Authorization to Effect Subordination	44

Section 10.14	Amendments	44

Section 10.15	Change of Control	44

Annex A -	Form of CVR Certificate.

Note:	This table of contents shall not, for any purpose, be deemed to be a part of this CVR Agreement.

Reconciliation and tie between Trust Indenture Act of 1939 and Contingent Value Rights Agreement, dated as of             , 200    .

Trust Indenture Act Section		Agreement Section
Section 310	(a)(1)	4.9
	(a)(2)	4.9
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	4.9
	(b)	4.8, 4.10

Section 311	(a)	4.13(a)
	(b)	4.13(a)

Section 312	(a)	5.1, 5.2(a)
	(b)	5.2(b)
	(c)	5.2(c)

Section 313	(a)	5.3(a)
	(b)	5.3(a)
	(c)	5.3(a)
	(d)	5.3(b)

Section 314	(a)	5.4
	(b)	Not Applicable
	(c)(1)	1.2(a)
	(c)(2)	1.2(a)
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.2(b)

Section 315	(a)	4.1(a), 4.1(b)
	(b)	8.11
	(c)	4.1(a)
	(d)	4.1(c)
	(d)(1)	4.1(a), 4.1(b)
	(d)(2)	4.1(c)(ii)
	(d)(3)	4.1(c)(iii)
	(e)	8.12

Section 316	(a)(last sentence)	1.17
	(a)(1)(A)	8.9
	(a)(1)(B)	8.10
	(a)(2)	Not Applicable
	(b)	8.7

v

Section 317	(a)(1)	8.2
	(a)(2)	8.2
	(b)	7.3

Section 318	(a)	1.7

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the CVR Agreement.

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [—] (the “CVR Agreement”), by and between Fresenius Kabi Pharmaceuticals Holding, LLC, a Delaware corporation (the “Company”), and [—], a national banking association, as trustee (the “Trustee”), in favor of each person who from time to time holds one or more Contingent Value Rights (the “Securities” or “CVRs”) to receive cash payments in the amounts and subject to the terms and conditions set forth herein.

W I T N E S S E T H:

WHEREAS, a registration statement on Form S-4 (No. 333-            ) (the “Registration Statement”) with respect to the CVRs has been prepared and filed by the Company with the Commission (as defined below) and has become effective in accordance with the Securities Act of 1933 (the “Securities Act”). This CVR Agreement is entered into pursuant to the Agreement and Plan of Merger, dated as of July 6, 2008 (the “Merger Agreement”), by and among the Company, Fresenius SE, a societas europaea organized under the laws of Germany (“Parent”), Fresenius Kabi Pharmaceuticals, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and APP Pharmaceuticals, Inc., a Delaware corporation (“APP”). Pursuant to the Merger Agreement, Merger Sub will merge with and into APP (the “Merger”), with APP being the surviving corporation in the Merger and becoming a wholly-owned Subsidiary of the Company. In the Merger, one (1) CVR will be issued in respect of (a) each share of common stock, par value $0.001 per share, of APP (“Common Stock”) (other than shares of Common Stock that are Excluded Company Shares or Dissenting Company Shares (all as defined in the Merger Agreement), (b) each share of Common Stock underlying each Option (as defined in the Merger Agreement) having an exercise price that is less than or equal to the Cash Consideration (as defined in the Merger Agreement) and (c) each RSU (as defined in the Merger Agreement), in each case, outstanding immediately prior to the Effective Time (as defined in the Merger Agreement); and

WHEREAS, as part of the Merger Consideration to be paid to shareholders of APP, the Company will issue to shareholders of APP on the Closing Date of the Merger the CVRs which are intended to give shareholders of APP an opportunity to participate in any excess EBITDA generated by the Company over and above the EBITDA Threshold Amount (as defined herein), without taking into account the Merger and assuming APP would have remained a standalone company with its existing assets, subject to the Maximum CVR Payment (as defined herein).

NOW, THEREFORE, in consideration of the foregoing premises and the consummation of the transactions contemplated by the Merger Agreement, it is covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions. For all purposes of this CVR Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all accounting terms used herein and not expressly defined herein shall, except as otherwise noted, have the meanings assigned to such terms in accordance with generally accepted accounting principles in the United States, and the term “generally accepted accounting principles” or “GAAP” means such accounting principles as are generally accepted as they may change from time to time in the United States;

(c) all capitalized terms used in this CVR Agreement without definition shall have the respective meanings ascribed to them in the Merger Agreement.

(d) all other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the respective meanings assigned to them therein; and

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this CVR Agreement as a whole and not to any particular Article, Section or other subdivision.

“Adjusted EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense, including any imputed interest expense relating to the CVRs , and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities, letter of credit fees and commitment fees,

(ii) provision for taxes based on income, profits or capital, including state, franchise, withholding and similar taxes paid or accrued during such period,

(iii) depreciation and amortization (including amortization of capitalized software expenditures and amortization of deferred financing fees),

(iv) Non-Cash Charges,

(v) (x) any extraordinary, unusual or non-recurring expenses or losses related to the Company’s acquisition of APP, including restructuring costs, integration costs, expenses arising as a result of the transactions contemplated by the Merger Agreement, including the issuance, maintenance and settlement of the CVRs, transaction fees and expenses and (y) expenses (not to exceed $1 million in the aggregate) arising out of the Spin-Off and the related transactions,

(vi) any costs or expenses (excluding Non-Cash Charges) incurred pursuant to any management equity plan or stock option plan or any other management or employee equity benefit plans or agreements or any stock subscription or shareholder agreement,

(vii) losses on sales of fixed assets (other than ordinary course asset sales),

(viii) any non-cash increase in expenses (a) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) and any other one time Non-Cash Charges resulting due to any change in accounting policy, or (b) due to purchase accounting associated with the transactions contemplated by the Merger Agreement, including the issuance of the CVRs,

(ix) expenses with respect to liability or casualty events or business interruption only to the extent of any reasonably anticipated insurance recovery, and only to the extent that such recovery has not already been booked in Consolidated Net Income,

(x) any expenses or losses related to the research, development, manufacturing, marketing, selling and distribution of products, molecules or delivery forms of molecules not included in Company Products, including all direct and indirect costs calculated with the average indirect cost ratio for the Company and its Subsidiaries,

(xi) research and development expenses relating to the build-out of facilities and costs incurred to transfer production to or start-up any facilities, including costs incurred to ready such facilities for use and costs, such as unfavorable manufacturing variances, incurred prior to achieving planned production levels, and costs incurred to modernize marketed products as incurred, but in any event not to exceed $34.9 million during the CVR Measurement Period,

(xii) any expenses or losses related to the registration, manufacturing, marketing, selling and distribution of products outside North America (other than with respect to Company Products sold or distributed outside of North America as of the date of the Merger Agreement), including all direct and indirect costs calculated with the average indirect cost ratio for the Company and its Subsidiaries,

(xiii) any deductions attributable to minority interests,

(xiv) any expenses or losses arising out of the Consulting Agreement, dated the date of the Merger Agreement, among the Company, Dr. Patrick Soon-Shiong and Parent,

less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary and unusual or non-recurring cash gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period),

(iii) gains on sales of fixed assets (other than ordinary course asset sales),

(iv) any net after-tax income from the early extinguishment of indebtedness or hedging obligations or other derivative instruments, and

(v) all one-time gains from investments recorded using the equity method,

(vi) all incremental net revenue from the sale of molecules and delivery forms of molecules not included in Company Products,

(vii) all incremental net revenue from the sale of products outside of North America (other than with respect to Company Products sold or distributed outside of North America as of the date of the Merger Agreement), in each case, as determined on a consolidated basis for the Company and its Subsidiaries (or with respect to the period prior to the date hereof, determined on a consolidated basis for APP and its Subsidiaries) in accordance with GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Share Number” means, without duplication, (a) the number shares Common Stock (other than Excluded Company Shares) outstanding immediately prior to the Effective Time, plus (b) the number of shares of Common Stock underlying each Option having an exercise price that is less than or equal to the Cash Consideration, plus (c) the number of RSUs outstanding immediately prior to the Effective Time of the Merger.

“Board of Directors” means the board of directors of the Company or any other body performing similar functions, or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York are not authorized or obligated by law or executive order to close and, if the CVRs are listed on a national securities exchange, electronic trading network or other suitable trading platform, such exchange, electronic network or other trading platform is open for trading.

“Change of Control” means (i) the consummation of any transaction, including without limitation, any merger or consolidation pursuant to which any of the voting stock of a Person is converted into or exchanged for cash, securities or other property, other than any transaction where the voting stock of such Person outstanding immediately prior to such transaction is converted into or exchanged for voting stock of a transferee entity constituting more than 50% of such voting stock or such surviving or transferee entity (immediately after giving effect to such issuance); or (2) a sale of all or substantially all of a Person’s assets.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act (as defined herein), or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person (as defined herein) named as the “Company” in the first paragraph of this CVR Agreement, until a successor Person shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Company” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317, inclusive, as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

“Company Products” means products sold, in development or planned for development by APP and its Subsidiaries as of the date of the Merger Agreement.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the chairman of the Board of Directors or the president or any vice president, the controller or assistant controller and the treasurer or assistant treasurer or the secretary or any assistant secretary, and delivered to the Trustee.

“Consolidated Net Income” means, for any period, consolidated net income (loss) of the Company and its Subsidiaries for such period, and with respect to any period prior to the date hereof, the consolidated net income (loss) of APP and its Subsidiaries, in each case determined in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this CVR Agreement is located at [—].

“CVR Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

“CVR Certificate” means a certificate representing any of the CVRs.

“CVR Measuring Period” means the three-year period covering the calendar years 2008, 2009 and 2010.

“CVR Payment” means, with respect to each CVR, an amount equal to the lesser of: (a) the quotient obtained by dividing (i) the product of (x) 2.5 and (y)(A) the aggregate of the Adjusted EBITDA over the CVR Measuring Period plus (B) the aggregate amount of all Sale Adjustments minus (C) the EBITDA Threshold Amount, by (ii) the Aggregate Share Number, or (b) the Maximum CVR Payment.

“CVR Statement” means the written statement of the Company, certified by the Chief Financial Officer of the Company and setting forth with reasonable detail the calculation of Adjusted EBITDA for the CVR Measurement Period (including an itemization of each adjustment made to the net income (loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP to derive Consolidated Net Income and each adjustment made to Consolidated Net Income to derive Adjusted EBITDA) and the CVR Payment in accordance with this Agreement. The CVR Statement shall include audited financial statements of the Company for each calendar year comprising the CVR Measuring Period.

“Default Interest Rate” means the 180-day London Interbank Offering Rate, as published in The Wall Street Journal, as such rate may change from time to time, plus 500 basis points.

“EBITDA Threshold Amount” means $1,267,700,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fresenius Group” means Parent and its Subsidiaries.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Intercompany Loans” means the promissory notes or other indebtedness, liabilities or obligations (including guarantees thereof) owed by Parent, the Company or any of their respective Subsidiaries to any borrower of Senior Obligations outstanding pursuant to clause (i) of the definition thereof, in each case together with the related documents thereto (including any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time; provided, that the aggregate principal amount of any such Intercompany Loans shall not exceed the principal amount of the loans made to such borrower under the Senior Credit Facilities.

“Junior Obligations” has the meaning set forth on Section 10.01.

“Maximum CVR Payment” means, with respect to each CVR, $6.00.

“Non-Cash Charges” means (a) non-cash losses on asset sales, disposals or abandonments, (b) any non-cash impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities, (c) all non-cash losses from investments recorded using the equity method, (d) non-cash stock-based awards compensation expense, and (e) non-cash expenses relating to the vesting of warrants.

“Officer’s Certificate” when used with respect to the Company means a certificate signed by the chairman of the Board of Directors or the president or any vice president, the controller or assistant controller and the treasurer or assistant treasurer or the secretary or any assistant secretary of the Company delivered to the Trustee or any other person authorized to act on behalf of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

“Other Senior Debt” means any existing or future obligations of Parent or its Subsidiaries (i) with respect to money borrowed, (ii) evidenced by notes, debentures, bonds or other similar instruments, (iii) under interest rate swaps or similar agreements or currency exchange transactions, (iv) reimbursement obligations in respect of letters of credit and similar obligations, (v) with respect to the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business) and conditional sale agreements, (vi) in respect of capital leases or (vii) in respect of guaranties and liens to support the payment of any obligations of any Person of the types described in (i), (ii), (iii), (iv), (v) and (vi); unless, in any case, the instrument creating or evidencing the same provides that such obligations are pari passu to or subordinate in right of payment to the Securities.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this CVR Agreement, except: (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and (b) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this CVR Agreement, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be Outstanding.

“Parent Equity Commitment” means the Equity Commitment Letter, dated the date of the Merger Agreement, executed and delivered by Parent in favor of the Company in connection with the Company’s obligations under this CVR Agreement.

“Paying Agent” means any Person authorized by the Company to pay the amount determined pursuant to Section 3.1, if any, on any Securities on behalf of the Company.

“Payment Date” means June 30, 2011, and such date as shall be required for any CVR Shortfall payment pursuant to the review procedure set forth in Section 7.6.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Representative” means the [Security Agent] as representative of the lenders under the Senior Credit Facility and New Finco1, New Finco 2 and Luxco in relation to each of their respective loans, and the administrative agent, indenture trustee or other trustee, agent or representative for any holders of Senior Obligations.

“Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Sale Transaction” means any sale, divestiture or disposition of material assets of APP, the Company or any of their Subsidiaries, including (i) sales, divestitures and dispositions made by APP or its Subsidiaries in connection with the consummation of the Merger and (ii) sales, divestitures and dispositions that comply with Section 7.11, and excluding any sale, divestiture or disposition of material assets to which Section 7.9 would apply.

“Sale Adjustment” shall mean, with respect to any Sale Transaction, an amount equal the product of (i) the total remaining days in the CVR Measuring Period on the day the subject Sale Transaction closes and (ii) the quotient obtained by first dividing (A) the total proceeds from the Sale Transaction by (B) 15.0, and then dividing the resulting quotient by (C) 365 days.

Example: Sale Transaction on March 31, 2009 for $500.0 million

Sale Adjustment = 640 x (($500.0 / 15) / 365) = $58.45 million.

“Senior Credit Facilities” means the [insert name of credit agreement and bridge loan agreement], in each case together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such agreement or a successor agreement, whether (x) by the same or any other lender or group of lenders (including by means of sales of debt securities) and/or (y) by the same or any different borrower or group of borrowers.

“Senior Obligations” means all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under, or with respect to (i) the Senior Credit Facilities and (ii) so long as Senior Obligations are outstanding pursuant to the preceding clause (i), the Intercompany Loans and (iii) Other Senior Debt.

“Specified Senior Indebtedness” means the Senior Credit Facilities and, if the Senior Credit Facilities have been repaid in full, any Other Senior Debt (other than Intercompany Loans) the outstanding principal amount of which is more than €25 million.

“Shortfall Interest Rate” means the 90-day London Interbank Offering Rate, as published in The Wall Street Journal, as such rate may change from time to time, plus 200 basis points.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Securities is at the time owned or controlled, directly or indirectly, by: (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person, provided, however, that Subsidiaries of Parent shall not include Fresenius Medical Care AG & Co. KGaA and its Subsidiaries unless otherwise specified.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this CVR Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Trustee” shall mean such successor Trustee.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”

“Voting Securities” means securities having ordinary voting power to elect a majority of the directors irrespective of whether or not stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

Section 1.2 Compliance and Opinions.

(a) Upon any application or request by the Company to the Trustee to take any action under any provision of this CVR Agreement, the Company shall furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this CVR Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating, subject to customary exceptions, that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this CVR Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this CVR Agreement shall include: (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Form of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

(c) Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this CVR Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this CVR Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this CVR Agreement and (subject to Section 4.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this CVR Agreement. If not set by the Company prior to the first solicitation of a Holder of Securities made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for such action shall be the later of ten days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 5.1 of this CVR Agreement prior to such solicitation. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or, except with respect to clause (d) below, to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register. Neither the Company nor the Trustee nor any Agent of the Company or the Trustee shall be affected by any notice to the contrary.

(d) At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 1.4, of the taking of any action by the Holders of the Securities specified in this CVR Agreement in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as concerns such Security. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5 Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this CVR Agreement to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office; or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at [—], Attention: [—], or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6 Notice to Holders; Waiver.

(a) Where this CVR Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this CVR Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this CVR Agreement, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this CVR Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9 Successors and Assigns. All covenants and agreements in this CVR Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Benefits of Agreement. Nothing in this CVR Agreement or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this CVR Agreement or under any covenant or provision herein contained, all such covenants and provisions being for sole benefit of the parties hereto and their successors, any Paying Agent and of the Holders.

Section 1.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), EACH OF THE COMPANY, THE TRUSTEE AND EACH OF THE HOLDERS BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CVR AGREEMENT AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE TRUSTEE EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH SERVICE OF PROCESS, THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING

BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 1.12 Legal Holidays. In the event that the Payment Date shall not be a Business Day, then (notwithstanding any provision of this CVR Agreement or the Securities to the contrary) payment on the Securities need not be made on such date, but may be made, without the accrual of any interest thereon, on the next succeeding Business Day with the same force and effect as if made on the Payment Date.

Section 1.13 Separability Clause. In case any provision in this CVR Agreement or in the CVRs shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.14 No Recourse Against Others. A director, officer or employee, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the CVR Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 1.15 Counterparts. This CVR Agreement shall be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this CVR Agreement.

Section 1.16 Acceptance of Trust. [—], the Trustee named herein, hereby accepts the trusts in this CVR Agreement declared and provided, upon the terms and conditions set forth herein.

Section 1.17 Treasury Securities. In determining whether the Holders of the required number of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded.

ARTICLE 2

SECURITY FORMS

Section 2.1 Forms Generally.

(a) The Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in Annex A, attached hereto and incorporated herein by this reference, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this CVR Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by law or any rule or regulation pursuant thereto, all as may be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

(b) The definitive Securities shall be typewritten, printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

ARTICLE 3

THE SECURITIES

Section 3.1 Title and Terms.

(a) The aggregate number of CVR Certificates which may be authenticated and delivered under this CVR Agreement is limited to a number equal to [—]1 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5, 3.6 or 6.6.

(b) The Securities shall be known and designated as the “Contingent Value Rights” of the Company.

(c) On the Payment Date, the Company shall pay to the Trustee by wire transfer to the account designated by the Trustee the CVR Payment (determined in accordance with the procedures set forth below) for all of the Outstanding Securities, and the Trustee shall pay the Holders of such Securities the CVR Payment required hereunder. The Company shall take all actions reasonably necessary to enforce the Parent Equity Commitment if and to the extent necessary for the Company to able to pay the CVR Payment for all of the Outstanding Securities.

(1) Prior to the earlier of (i) fifteen (15) days following the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2010, or (ii) one hundred five (105) days following the end of the CVR Measuring Period, the Company shall deliver to the Trustee and each of the Holders the CVR Statement and an Officers’ Certificate certifying the Adjusted EBITDA for the CVR Measuring Period and the calculation of the CVR Payment set forth in the CVR Statement.

(2) In the event that Holders representing at least a majority of the Outstanding CVRs (the “Majority Holders”) elects to challenge the accuracy of the CVR Statement, including the calculations or amount of the CVR Payment, the Majority Holders may initiate the review procedure set forth in Section 7.6, provided that the Majority Holders do so within sixty (60) days of receipt of the CVR Statement from the Company.

[1]	Insert total, as of the closing of the Merger, of: (i) outstanding APP common shares, (ii) in-the-money and at-the-money APP Options and (iii) outstanding RSUs.

(3) The initiation of a review by the Majority Holders as contemplated by this Section 3.1(c) shall not relieve the Company of its obligation to pay the CVR Payment (in the amount set forth in the CVR Statement delivered by the Company) on the Payment Date, it being understood that the Holders of Securities upon which such payment is made shall be entitled to receive the amount of the CVR Shortfall, if any, determined in accordance with Section 7.6.

(d) The aggregate amount payable with respect to any CVR shall not exceed the Maximum CVR Payment.

(e) The Holders of the CVR Certificates, by acceptance thereof, agree that the Company has no obligation to initiate or continue research, development or commercialization activities with respect to any products and, in its sole and subjective discretion, the Company may abandon efforts to research, develop or commercialize any product, whether or not such product is in development or commercialized as of the closing date of the Merger. No joint venture, partnership or other fiduciary relationship is created hereby or by the Securities.

(f) Notwithstanding any provision of this CVR Agreement or the CVR Certificates to the contrary, other than in the case of interest on amounts due and payable after the occurrence of an Event of Default or with respect to any CVR Shortfall, no interest shall accrue on any amounts payable with respect to the CVRs.

(g) Except to the extent any portion of the CVR Payment is required to be treated as imputed interest pursuant to applicable law, the parties hereto agree to treat the CVR Payment for all purposes as additional consideration for the shares of Common Stock, the Options and the RSUs pursuant to the Merger Agreement. The Company shall report imputed interest on the CVRs pursuant to Section 483 of the Code.

(h) The CVRs and any interest thereon may be sold, assigned, pledged encumbered or in any manner transferred or disposed of, in whole or in part, only in accordance with Section 3.5 hereof and in compliance with applicable United States federal and state securities laws.

(i) The Holder of any CVR or CVR Certificate is not, and shall not, by virtue thereof, be entitled to any rights of a holder of limited liability company interests or other equity or voting security of the Company, either at law or in equity, and the rights of the Holders are limited to those expressed in this CVR Agreement.

(j) None of the Company, its Subsidiaries or any of their respective Affiliates shall have any right to set-off any amounts owed or claimed to be owed by any Holder to any of them against such Holder’s Securities or any CVR Payment or other amount payable to such Holder in respect of such Securities.

(k) In the event that all of the CVR Certificates not previously cancelled shall have become due and payable pursuant to the terms hereof, all disputes with respect to amounts payable to the Holders brought pursuant to the terms and conditions of this CVR Agreement have been resolved, and the Company has paid or caused to be paid or deposited with the Trustee all amounts payable to the Holders under this CVR Agreement (including any amounts determined in accordance with Section 7.6 herein), then this CVR Agreement shall cease to be of further effect and shall be deemed satisfied and discharged. Notwithstanding the satisfaction and discharge of this CVR Agreement, the obligations of the Company under Section 4.7(c) shall survive.

Section 3.2 Registrable Form. The Securities shall be issuable only in registered form.

Section 3.3 Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed on behalf of the Company by its chairman of the Board of Directors or its president or any vice president or its treasurer, but need not be attested. The signature of any of these officers on the Securities may be manual or facsimile.

(b) Securities bearing the manual or facsimile signatures of individuals who were, at the time of execution, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(c) At any time and from time to time after the execution and delivery of this CVR Agreement, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Securities as provided in this CVR Agreement and not otherwise.

(d) Each Security shall be dated the date of its authentication.

(e) No Security shall be entitled to any benefit under this CVR Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee, by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this CVR Agreement.

Section 3.4 Temporary Securities.

(a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this CVR Agreement as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

(b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 7.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like amount of definitive Securities. Until so exchanged, the Temporary Securities shall in all respects be entitled to the same benefits under this CVR Agreement as definitive Securities.

Section 3.5 Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.2 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

(b) Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 7.2, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new CVR Certificates representing the same aggregate number of CVRs represented by the CVR Certificate so surrendered that are to be transferred and the Company shall execute and the Trustee shall authenticate and deliver, in the name of the transferor, one or more new CVR Certificates representing the aggregate number of CVRs represented by such CVR Certificate that are not to be transferred.

(c) At the option of the Holder, CVR Certificates may be exchanged for other CVR Certificates that represent in the aggregate the same number of CVRs as the CVR Certificates surrendered at such office or agency. Whenever any CVR Certificates are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the CVR Certificates which the Holder making the exchange is entitled to receive.

(d) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this CVR Agreement, as the Securities surrendered upon such registration of transfer or exchange.

(e) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(f) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4 or 6.6 not involving any transfer.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon delivery of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new CVR Certificate of like tenor and amount of CVRs, bearing a number not contemporaneously outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is to become due and payable within fifteen days, the Company in its discretion may, instead of issuing a new CVR Certificate, pay to the Holder of such Security on the Payment Date, as the case may be, all amounts due and payable with respect thereto.

(c) Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this CVR Agreement equally and proportionately with any and all other Securities duly issued hereunder.

(d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payments with respect to CVR Certificates. Payment of any amounts pursuant to the CVRs shall be made in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts. The Company may, at its option, pay such amounts by wire transfer or check payable in such money.

Section 3.8 Persons Deemed Owners. Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.9 Cancellation. All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this CVR Agreement. All cancelled Securities held by the Trustee shall be destroyed and a certificate of destruction shall be issued by the Trustee to the Company, unless otherwise directed by a Company Order.

ARTICLE 4

THE TRUSTEE

Section 4.1 Certain Duties and Responsibilities. (a) With respect to the Holders, the Trustee, prior to the occurrence of an Event of Default (as defined in Section 8.1) with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this CVR Agreement and no implied covenants shall be read into this CVR Agreement against the Trustee. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this CVR Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) In the absence of bad faith on its part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee which conform to the requirements of this CVR Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this CVR Agreement.

(c) No provision of this CVR Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this CVR Agreement.

(d) Whether or not therein expressly so provided, every provision of this CVR Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 4.2 Certain Rights of Trustee. Subject to the provisions of Section 4.1, including without limitation, the duty of care that the Trustee is required to exercise upon the occurrence of an Event of Default:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated in the document;

(b) any request or direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon;

(c) whenever in the administration of this CVR Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon or an Opinion of Counsel;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this CVR Agreement at the request or direction of any of the Holders pursuant to this CVR Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this CVR Agreement.

Section 4.3 Notice of Default. If a default occurs hereunder with respect to the Securities, the Trustee shall give the Holders notice of any such default actually known to it as and to the extent provided by the Trust Indenture act; provided, however, that in the case of any default of the character specified in Section 8.1(b) with respect to the Securities, no notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section 4.3, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities.

Section 4.4 Not Responsible for Recitals or Issuance of Securities. The Trustee shall not be accountable for the Company’s use of the Securities or the proceeds from the Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this CVR Agreement or of the Securities.

Section 4.5 May Hold Securities. The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 4.8 and 4.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 4.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed in writing with the Company.

Section 4.7 Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amount as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this CVR Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or willful misconduct; and

(c) to indemnify the Trustee and each of its agents, officers, directors and employees (each an “indemnitee”) for, and to hold it harmless against, any loss, liability or expense (including attorneys fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company’s payment obligations pursuant to this Section shall survive the termination of this CVR Agreement. When a Trustee incurs expenses after the occurrence of an Event of Default specified in Section 8.1(c) or 8.1(d) with respect to the

Company, the expenses are intended to constitute expenses of administration under bankruptcy laws.

Section 4.8 Disqualification; Conflicting Interests.

(a) If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall, within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this CVR Agreement. The Company shall take prompt steps to have a successor appointed in the manner provided in this CVR Agreement.

(b) In the event the Trustee shall fail to comply with the foregoing subsection 4.8(a), the Trustee shall, within ten (10) days of the expiration of such ninety-day period, transmit a notice of such failure to the Holders in the manner and to the extent provided in the Trust Indenture Act and this CVR Agreement.

(c) If the Trustee fails to comply with Section 4.8(a) after written request therefore by the Company or any Holder, any Holder of any Security who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

Section 4.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which satisfies the requirements of Sections 310(a)(1) and (5) of the Trust Indenture Act and has a combined capital and surplus of at least $50 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 4.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 4.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 4.11.

(b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by an act of the Holders of a majority of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 4.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 4.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after any removal by Holders of a majority of the Outstanding Securities, a successor Trustee shall be appointed by act of the Holders of a majority of the Outstanding Securities delivered to the Company and the retiring Trustee the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment within sixty (60) days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee may, or, the Holder of any Security who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust office. If the Company fails to send such notice within ten (10) days after acceptance of appointment by a successor Trustee, it shall not be a default hereunder but the successor Trustee shall cause the notice to be mailed at the expense of the Company.

Section 4.11 Acceptance of Appointment of Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 4.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, sale or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and such certificate shall have the full force which it is anywhere in the Securities or in this CVR Agreement provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 4.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), excluding any creditor relationship set forth in Section 311(b) of the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 5

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 5.1 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (i) promptly after the issuance of the Securities, and semi-annually thereafter, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a recent date, and (ii) at such times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 5.2 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

(b) The rights of the Holders to communicate with other Holders with respect to their rights under this CVR Agreement and the corresponding rights and privileges of the Trustee shall be as provided by Section 312(b)(2) of the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be deemed to be in violation of law or held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act, regardless of the source from which such information was derived.

Section 5.3 Reports by Trustee.

(a) Within sixty (60) days after December 31 of each year commencing with the December 31 following the date of this CVR Agreement, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this CVR Agreement as may be required pursuant to the Trust Indenture Act to the extent and in the manner provided pursuant thereto. The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and also with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 5.4 Reports by Company. The Company shall: (a) file with the Trustee, (i) within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (such required information, documents and other reports, together the “Exchange Act Documents”); and, (ii) if the Company is not required to file Exchange Act Documents under Section 13 or 15(d) of the Exchange Act, within forty five (45) days after each calendar quarter of the Company (other than the last quarter of each calendar year), quarterly financial information and, within ninety (90) days after each calendar year of the Company, annual financial information that would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (providing that such Company annual reports and quarterly reports referred to in (i) and (ii) shall include a calculation of Adjusted EBITDA for the reporting period); and (iii) with respect to the fiscal years [ending December 31, 2008]2 and December 31, 2009, prior to the earlier of (A) fifteen (15) after the Company files with the Commission its annual report for each fiscal year, or (B) one hundred five (105) days following the end of each fiscal year, a certificate certified by the chief financial officer of the Company setting forth the Adjusted EBITDA for the most recently completed fiscal year of the CVR Measurement Period, such certificate to include an itemization of each adjustment made to the Consolidated Net Income for such period determined on a consolidated basis in accordance with GAAP to derive Consolidated Net Income and each adjustment made to Consolidated Net Income to derive Adjusted EBITDA, (b) file with the Trustee such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by the rules and regulations of the Commission, and (c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, on an even date with the filing of such materials with the Trustee, summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) or (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE 6

AMENDMENTS

Section 6.1 Amendments Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more amendments hereto or to the Securities, for any of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets; or

(b) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this CVR Agreement as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority of the Securities to waive such an Event of Default; or

[2]

If the date of this CVR Agreement is after December 31, 2008, the execution version of this CVR Agreement shall provide that the certificate delivered under this section in respect of calendar year 2008 will be delivered within 120 days of the date of this Agreement.

(d) to cure any ambiguity, or to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein; provided, that such provisions shall not materially reduce the benefits of this CVR Agreement or the Securities to the Holders; or

(e) to make any other provisions with respect to matters or questions arising under this CVR Agreement; provided, that such provisions shall not adversely affect the interests of the Holders;

(f) to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act; or

(g) make any change that does not adversely affect the interests of the Holders.

Promptly following any amendment of this CVR Agreement or the Securities in accordance with this Section 6.1, the Trustee shall notify the Holders of the Securities of such amendment; provided, that any failure so to notify the Holders shall not affect the validity of such amendment.

Section 6.2 Amendments with Consent of Holders. With the consent of the Holders of a majority of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by a Board Resolution) and the Trustee may enter into one or more amendments hereto or to the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this CVR Agreement or to the Securities or of modifying in any manner the rights of the Holders under this CVR Agreement or to the Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) modify in a manner adverse to the Holders (i) any provision contained herein with respect to the termination of this CVR Agreement or the Securities, (ii) the time for payment and amount of the CVR Payment or otherwise extend the maturity of the Securities or reduce the amounts payable in respect of the Securities or modify any other payment term or payment date;

(b) reduce the number of CVRs, the consent of whose Holders is required for any such amendment; or

(c) modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this CVR Agreement cannot be modified or waived without the consent of the Holder of each Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

Section 6.3 Execution of Amendments. In executing any amendment permitted by this Article, the Trustee (subject to Section 4.1) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this CVR Agreement. The Trustee shall execute any amendment authorized pursuant to this Article if the amendment does not adversely affect the Trustee’s own rights, duties or immunities under this CVR Agreement or otherwise. Otherwise, the Trustee may, but need not, execute such amendment.

Section 6.4 Effect of Amendments; Notice to Holders.

(a) Upon the execution of any amendment under this Article, this CVR Agreement and the Securities shall be modified in accordance therewith, and such amendment shall form a part of this CVR Agreement and the Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

(b) Promptly after the execution by the Company and the Trustee of any amendment pursuant to the provisions of this Article, the Company shall mail a notice thereof by first class mail to the Holders of Securities at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

Section 6.5 Conformity with Trust Indenture Act. Every amendment executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 6.6 Reference in Securities to Amendments. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. Securities authenticated and delivered after the execution of any amendment pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such amendment may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

ARTICLE 7

COVENANTS

Section 7.1 Payment of Amounts, if any, to Holders. The Company will duly and punctually pay the amounts, if any, on the Securities in accordance with the terms of the Securities and this CVR Agreement. Such amounts shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this CVR Agreement money sufficient to pay all such amounts then due. Notwithstanding any other provision of this CVR Agreement, the Trustee and the Paying Agent shall comply with all U.S. federal withholding requirements with respect to payments to Holders that the Company, the Trustee or the Paying Agent reasonably believes are applicable under the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder. Amounts withheld in compliance with such withholding requirements shall, for purposes of this CVR Agreement, be treated as paid to the Holder such withholding was made with respect to. The consent of Holder shall not be required for any such withholding.

Section 7.2 Maintenance of Office or Agency.

(a) As long as any of the Securities remain Outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (i) where Securities may be presented or surrendered for payment, (ii) where Securities may be surrendered for registration of transfer or exchange and (iii) where notices and demands to or upon the Company in respect of the Securities and this CVR Agreement may be served. The office or agency of the Trustee at [—] shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company or any of its Subsidiaries may act as Paying Agent, registrar or transfer agent; provided that such Person shall take appropriate actions to avoid the commingling of funds. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 7.3 Money for Security Payments to Be Held in Trust.

(a) If the Company or any of its Subsidiaries shall at any time act as the Paying Agent, it will, on or before the Payment Date, as the case may be, segregate and hold in trust for the benefit of the Holders all sums held by such Paying Agent for payment on the Securities until such sums shall be paid to the Holders as herein provided, and will promptly notify the Trustee of any default by the Company in making payment on the Securities.

(b) Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before the Payment Date deposit with a Paying Agent a sum in same day funds sufficient to pay the amount, if any, so becoming due; such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

(c) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that (i) such Paying Agent will hold all sums held by it for the payment of any amount payable on Securities in trust for the benefit of the

Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will notify the Trustee of the sums so held and (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment on the Securities when the same shall be due and payable.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment on any Security and remaining unclaimed for one year after the Payment Date shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

Section 7.4 Certain Purchases and Sales. Nothing contained herein shall prohibit the Company or any of its Subsidiaries or Affiliates from acquiring in open market transactions, private transactions or otherwise, the Securities.

Section 7.5 Books and Records. The Company shall, and shall cause its Subsidiaries to keep true, complete and accurate records in sufficient detail to enable the amounts payable hereunder to be determined by the Holders and their consultants or professional advisors.

Section 7.6 Audits.

(a) Upon the written request of the Majority Holders within the period set forth in Section 3.1(c) (the “Review Request Period”), the Company shall permit an independent certified public accounting firm of nationally recognized standing jointly agreed upon by the Majority Holders and the Company failing agreement on which, each shall designate an independent public accounting firm of its own selection which shall themselves appoint an independent public accounting firm for such purpose (the “Independent Accountant”) to have access during normal business hours to such of the records of the Company as may be reasonably necessary to verify the accuracy of the CVR Statement and the figures underlying the calculations set forth therein, including, without limitation, all written materials related to any Sale Transaction reasonably requested by such Independent Account. The Independent Accountant shall be charged to come to a final determination with respect to those specific items in the CVR Statement that the parties disagree on and submit to it for resolution. All other items in the CVR Statement that the parties do not submit, prior to the end of the Review Request Period, to the Independent Accountant for resolution shall be deemed to be agreed and the Independent Accountant shall not be charged with calculating or validating those agreed upon items. If issues are submitted to the Independent Accountant for resolution, the Company shall or cause to be furnished to the Independent Accountant such access, work papers and other documents and information related to those disputed issues as the Independent Accountant may request and are available to the Company or its representatives before the opportunity to present to the Independent Accountant any material related to the disputed issues and discuss the issues with the Independent Accountant. The Independent Accountant shall disclose to the Majority Holders any matters directly related to their findings, to the extent necessary to verify the accuracy or completeness of the information provided by the Company.

(b) If such Independent Accountant concludes the CVR Payment amount should have been greater than the CVR Payment set forth in the CVR Statement (the difference being the “CVR Shortfall”), the Company shall pay the CVR Shortfall with respect to each CVR within six (6) months of the date the Majority Holders deliver to the Company such accounting firm’s written report; provided that the CVR Shortfall amount shall bear interest at the Shortfall Interest Rate beginning from thirty (30) days after the date the Majority Holders deliver to the Company such accounting firm’s written report until payment is made to the Trustee. The decision of such accounting firm shall be final, conclusive and binding on the Company and the Holders, shall be non-appealable and shall not be subject to further review. The fees charged by such accounting firm shall be paid by the Company.

(c) If, upon the expiration of the Review Request Period, the Majority Holders have not requested a review of the CVR Statement in accordance with this Section, the calculation of the CVR Payment as set forth in the CVR Statement shall be binding and conclusive upon the Holders, and the Company shall be released from any liability or accountability with respect to payments in excess of such CVR Payment.

(d) Each person seeking to receive information from the Company in connection with a review shall enter into, and shall cause its accounting firm to enter into, a reasonable and mutually satisfactory confidentiality agreement with the Company obligating such party to retain all such financial information disclosed to such party in confidence pursuant to such confidentiality agreement.

Section 7.7 Listing of CVRs. The Company hereby covenants and agrees to use its reasonable best efforts to cause the Securities to be approved for listing (subject to notice of issuance) for trading on the Nasdaq Capital Market or such other exchange(s), electronic trading networks or other suitable trading platforms.

Section 7.8 Restrictive Covenants. So long as any of the Securities remain Outstanding, the Company shall not take or permit to be taken any of the following actions:

(a) voluntarily liquidate, dissolve or wind-up the Company or any of its Subsidiaries;

(b) effect any merger, consolidation or conversion of the Company or enter into any transaction that would result in the Company (or any other member of the Fresenius Group, subject to Section 7.9 (in the event part of the outstanding shares or other equity interests or rights are transferred), or subject to Section 9.1 in all other instances) failing to own directly all of the outstanding shares or other equity interests, equity securities or rights exercisable, exchangeable or convertible for or into shares or other equity interests or share appreciation rights, phantom shares or other equity or equity like instruments of APP or permit APP to merge with another corporation or entity;

(c) permit APP or any of its Subsidiaries to enter into any transaction, that would result in APP (or, subject to Section 7.9, any other member of the Fresenius Group) failing to own directly or indirectly all of the outstanding shares or other equity interests, equity securities or rights exercisable, exchangeable or convertible for or into shares or other equity interests or share appreciation rights, phantom shares or other equity or equity like instruments of each of the Subsidiaries of APP;

(d) amend, modify, or release Parent from its obligations under, the Parent Equity Commitment Letter or fail to enforce Parent’s obligations thereunder; or

(e) enter into or permit to exist any agreement, arrangement or understanding that would restrict or prevent payment of the CVR Payment on the Payment Date.

Section 7.9 Fresenius Group Transactions. In the event the Company enters into or effects any transaction with a member of the Fresenius Group which is permitted under Section 7.8(b) (in the event part of the outstanding shares or other equity interests or rights are transferred) or Section 7.8(c), in either case, solely because such transaction is with a member of the Fresenius Group, then, the Company shall cause the acquiring Fresenius Group member(s) involved in any such transaction to include in all calculations relevant to the CVR Payment under this CVR Agreement the results of operations of such acquiring Fresenius Group member(s) attributable to such shares, equity, interests or rights transferred in the same manner as such results were included in the Company’s consolidated results before such transaction occurred, including Sales Adjustments in respect of Sale Transactions by such member of the Fresenius Group.

Section 7.10 Enforcement of Parent Equity Commitment. The Company shall take all actions reasonably necessary, including bringing necessary legal action against Parent, to enforce Parent’s obligations, and the Company’s rights under, the Parent Equity Commitment.

Section 7.11 Arm’s Length Transactions. The Company and its Subsidiaries shall only (a) purchase, sell, lease, exchange or otherwise dispose of any property or assets, (b) render any service or (c) enter into any other transaction on terms that are not materially less favorable to the Company or such Subsidiary than terms that could have been obtained at the time such transaction was agreed or effected in an arm's length dealing with a Person who is not an Affiliate other than (1) transactions between or among the Company and any of its Subsidiaries; (2) transactions pursuant to the Parent Equity Commitment; (3) the issuance or transfer of equity securities of the Company to any direct or indirect parent of the Company and the payment of dividends, (4) payments with respect to the Senior Obligations; (5) pursuant to tax sharing agreements entered into among the Company, its Subsidiaries and any direct or indirect parent of the Company on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries, provided, that, in each case in this sub-clause (5), the amount of payments by Company and its Subsidiaries under such tax sharing agreements in any fiscal year does not exceed the amount that the Company and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year if the Company and its Subsidiaries were to pay such taxes separately from any such parent entity; and (6) transactions pursuant to agreements, instruments or arrangements to which APP or any of its Subsidiaries were party to on the date of this CVR Agreement with parties that are not Affiliates of the Company following the Merger, and any amendment thereto to the extent such amendment is not materially adverse to the Holders or is on arm’s length terms.

Section 7.12 Notice of Default. The Company shall file with the Trustee written notice of the occurrence of any Event of Default or other default under this CVR Agreement within five (5) business days of its becoming aware of any such Default or Event of Default.

ARTICLE 8

REMEDIES OF THE TRUSTEE AND HOLDERS

ON EVENT OF DEFAULT

Section 8.1 Event of Default Defined; Waiver of Default. “Event of Default” with respect to the Securities, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of all or any part of the CVR Payments as and when the same shall become due and payable at the Payment Date or otherwise; or

(b) default in the performance, or breach, in any material respect, of any covenant or warranty of the Company in respect of the Securities (other than a covenant or warranty in respect of the Securities, a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of ninety days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Majority Holders, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(d) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

If an Event of Default described above occurs and is continuing, then, and in each and every such case, either the Trustee or the Trustee upon the written request of the Majority Holders by notice in writing to the Company (and to the Trustee if given by the Majority Holders), shall bring suit to protect the rights of the Holders, including to obtain payment for any amounts then due and payable, which amounts shall bear interest at the Default Interest Rate until payment is made to the Trustee.

The foregoing provisions, however, are subject to the condition that if, at any time after the Trustee shall have begun such suit, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all amounts which shall have become due (with interest upon such overdue amount at the Default Interest Rate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made, by the Trustee, and if any and all Events of Default under this CVR Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority of all the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to the Securities, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereof.

Section 8.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Company covenants that in case default shall be made in the payment of all or any part of the Securities when the same shall have become due and payable, whether at the Payment Date or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all Securities (with interest from the date due and payable to the date of such payment upon the overdue amount at the Default Interest Rate); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this CVR Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In any judicial proceedings relative to the Company or other obligor upon the Securities, irrespective of whether any amount is then due and payable with respect to the Securities, the Trustee is authorized:

(a) to file and prove a claim or claims for the whole amount owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to their respective property;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.6. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities, or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this CVR Agreement, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof and any trial or other proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this CVR Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 8.3 Application of Proceeds. Any monies collected by the Trustee pursuant to this Article in respect of any Securities shall be applied in the following order at the date or dates fixed by the Trustee upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented Securities if only partially paid or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.6;

SECOND: To the payment of the whole amount then owing and unpaid upon all the Securities, with interest at the Default Interest Rate on all such amounts, and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such amounts without preference or priority of any security over any other Security, ratably to the aggregate of such amounts due and payable; and

THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 8.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this CVR Agreement by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this CVR Agreement or in aid of the exercise of any power granted in this CVR Agreement or to enforce any other legal or equitable right vested in the Trustee by this CVR Agreement or by law.

Section 8.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Holder shall have proceeded to enforce any right under this CVR Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company and the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 8.6 Limitations on Suits by Holders. Subject to the right of the Majority Holders under Section 7.6, no Holder of any Security shall have any right by virtue or by availing of any provision of this CVR Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this CVR Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Majority Holders shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this CVR Agreement to effect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this CVR Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.7 Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this CVR Agreement and any provision of any Security, but subject to Article 10, the right of any Holder of any Security to receive payment of the amounts payable in respect of such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

(a) Except as provided in Section 8.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b) No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 8.6, every power and remedy given by this CVR Agreement or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 8.9 Control by Holders.

(a) The Majority Holders shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this CVR Agreement; provided that such direction shall not be otherwise than in accordance with law and the provisions of this CVR Agreement; and provided further that (subject to the provisions of Section 4.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction.

(b) Nothing in this CVR Agreement shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 8.10 Waiver of Past Defaults.

(a) In the case of a default or an Event of Default specified in clause (b), (c) or (d) of Section 8.1, the Majority Holders may waive any such default or Event of Default, and its consequences except a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(b) Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this CVR Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 8.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Security Register (as provided under Section 313(c) of the Trust Indenture Act), notice by mail of all defaults which have occurred and are known to the Trustee, such notice to be transmitted within ninety days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the amounts payable in respect of any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 8.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this CVR Agreement agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this CVR Agreement or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than ten percent (10%) of the Securities Outstanding or to any suit instituted by any Holder for the enforcement of the payment of any Security on or after the due date expressed in such Security.

ARTICLE 9

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.1 Company May Consolidate, etc., on Certain Terms. Except for a Change of Control contemplated in Section 10.15, which shall be governed by such section, the Company covenants that it will not merge or consolidate with or into any other Person or sell or convey all or substantially all of its assets to any Person (including a sale or conveyance of shares of APP to a member of the Fresenius Group), unless, (i) such transaction complies with Section 7.11, (ii) the Company shall be the continuing Person, or the successor Person or the Person which acquires by sale or conveyance substantially all the assets of the Company (including the shares of APP) shall be a Person organized under the laws of the United States of America or any State thereof and shall expressly assume by an instrument supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this CVR Agreement to be performed or observed by the Company and (iii) the Company, or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

Section 9.2 Successor Person Substituted.

(a) In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this CVR Agreement prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this CVR Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this CVR Agreement as though all of such Securities had been issued at the date of the execution hereof.

(b) In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate

(c) In the event of any such sale, transfer or conveyance (other than a conveyance by way of lease) the Company or any Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this CVR Agreement and the Securities and may be liquidated and dissolved.

Section 9.3 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 4.1 and 4.2, shall receive an Officer’s Certificate and Opinion of Counsel, prepared in accordance with Sections 1.3 and 1.4, as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this CVR Agreement, and if a supplemental agreement is required in connection with such transaction, such supplemental agreement complies with this Article and that there has been compliance with all conditions precedent herein provided for or relating to such transaction.

Section 9.4 Successors. All covenants and provisions of this CVR Agreement by or for the benefit of the Company, Trustee or the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

ARTICLE 10

SUBORDINATION

Section 10.1 Agreement to Subordinate. The Company agrees, and each Holder agrees, that the CVR Payments, the Acceleration Payments, all other obligations under this CVR Agreement and the Securities and any rights or claims relating thereto (collectively, the “Junior Obligations”) are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Obligations of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Obligations.

Section 10.2 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

(a) holders of Senior Obligations will be entitled to receive payment in full in cash of all Senior Obligations of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Obligation, whether or not permitted under such bankruptcy proceedings) before the Holders will be entitled to receive any payment with respect to the Junior Obligations; and

(b) until all Senior Obligations of the Company (as provided in clause (a) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Obligations of the Company, as their interests may appear.

Section 10.3 Default on Senior Obligations. The Company may not make any payment or distribution to any Holder in respect of Junior Obligations or acquire from any Holder for cash or property any Junior Obligations:

(a) if any default on any Senior Obligations would occur as a result of such payment, distribution or acquisition, provided, that, (i) in the case of Senior Obligations constituting Intercompany Loans, such default would cause a default to occur under the Senior Credit Facilities and (ii) in the case of Senior Obligations constituting Other Senior Debt, such Senior Obligations shall be in an aggregate amount exceeding €25 million;

(b) during the continuance of any payment default in respect of any Senior Obligations (after expiration of any applicable grace period); provided that, (i) in the case of Senior Obligations constituting Other Senior Debt, such Senior Obligations shall be in an aggregate amount exceeding €25 million and (ii) in the case of Senior Obligations constituting Intercompany Loans, such default shall have caused a default under the Senior Credit Facilities;

(c) if the maturity of any Senior Obligations is accelerated in accordance with its terms and such acceleration has not been rescinded; provided that, (i) in the case of Senior Obligations constituting Other Senior Debt, such Senior Obligations shall be in an aggregate amount exceeding €25 million and (ii) in the case of Senior Obligations constituting Intercompany Loans, such acceleration shall have caused a default under the Senior Credit Facilities; or

(d) following the occurrence of any default (other than a payment default, and after the expiration of any applicable grace period) with respect to any Specified Senior Indebtedness, the effect of which is to permit the holders of such Specified Senior Indebtedness (or a trustee or agent acting on their behalf) to cause, with the giving of notice if required, the maturity of such Specified Senior Indebtedness to be accelerated, for a period commencing upon the receipt by the Trustee (with a copy to the Company) of a written notice of such default from the representative of the holders of such Specified Senior Indebtedness and ending when such Specified Senior Indebtedness is paid in full in cash or, if earlier, when such default is cured or waived.

Section 10.4 Notice of Event of Default. If an Event of Default occurs, the Company will promptly notify the Representatives of Senior Obligations of such Event of Default, but failure to give such notice will not affect the subordination of the Junior Obligations to the Senior Obligations as provided in this Article 10.

Section 10.5 When Distribution Must Be Paid Over.

(a) In the event that the Trustee or any Holder receives any payment of any Junior Obligations at a time when such payment is prohibited by this Article 10, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Obligations of the Company as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which such Senior Obligations may have been issued, as their respective interests may appear, for application to the payment of all such Senior Obligations remaining unpaid to the extent necessary to pay such Senior Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Obligations.

(b) Any amount received by any Holder as a result of direct or indirect credit support for the Junior Obligations from any Affiliate of the Company (including without limitation, under the Parent Equity Commitment) shall be treated as payments received by such Holder from the Company that are subject to the provisions of this Article 10.

(c) With respect to the holders of Senior Obligations, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Obligations will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Obligations, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Obligations are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.6 Notice by Company. The Company will promptly notify the Trustee of any facts known to the Company that would cause a payment of any Junior Obligations to violate this Article 10, but failure to give such notice will not affect the subordination of the Junior Obligations to the Senior Obligations as provided in this Article 10.

Section 10.7 Subordination Effective Notwithstanding Deficiencies with Respect to Senior Obligations; Waiver of Right to Contest Senior Obligation; Reinstatement of Subordination Provisions.

(d) The Holders hereby agree that subordination provisions contained in this Article 10 are unconditional, irrespective of the validity, regularity or enforceability of the Senior Obligations, the absence of any action to enforce the same, any waiver or consent by any holder of Senior Obligations with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense. Without limiting the foregoing, and notwithstanding anything to the contrary contained elsewhere herein, in the event that the amount of Senior Obligations are reduced or diminished for any reason (other than as a result of the payment in cash thereof), whether because of the applicability of fraudulent conveyance or other applicable laws, or any other invalidity or limitation on the amount of Senior Obligations, the subordination provisions thereof shall apply to the full amount of Senior Obligations (without giving effect to any reduction, invalidity or diminution thereof), and the turnover provisions hereunder shall be fully enforceable with respect to the full amount of Senior Obligations (without giving effect to any such reduction, invalidity or diminution thereof), even if the effect thereof is that there will be no (or a limited amount of) Senior Obligations to which the Junior Obligations are subrogated after the payment in full in cash of any of then remaining Senior Obligations (without giving effect to any reductions, invalidity or diminution thereof, except for reductions as a result of payments thereof in cash).

(e) The Trustee and the Holders agree that they shall not (and hereby waive any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any proceeding commenced by or against any Person under any provision of Title 11 of the United States Code, as now and hereinafter in effect, or any successor statute or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief), the validity or enforceability of the Senior Obligations.

(f) If any payment made or in respect to the Senior Obligations must be disgorged or returned for any reason, the Senior Obligations shall be reinstated hereunder and for all purposes of this Article 10 (including, without limitation, the turnover provisions hereof) such payment shall be deemed to have never been made with respect to the Senior Obligations.

Section 10.8 Subrogation. After all Senior Obligations are paid in full in cash and until the Junior Obligations are paid in full, Holders will be subrogated to the rights of holders of Senior Obligations to receive distributions applicable to Senior Obligations to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Obligations. The Holders by accepting the Securities acknowledge that to the extent that the Senior Obligations are determined to be unenforceable, or the Senior Obligations are subordinated to other obligations of the Company, such subrogation rights may be impaired.

Section 10.9 Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Obligations. Nothing in this CVR Agreement will:

(a) impair, as between the Company and Holders, the obligations of the Company under this CVR Agreement and the Securities; or

(b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Obligations.

If the Company fails because of this Article 10 to pay any amounts due in respect of the Securities on the due date, the failure is still an Event of Default.

Section 10.10 Subordination May Not Be Impaired by Company. No right of any holder of Senior Obligations to enforce the subordination of the Junior Obligations may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this CVR Agreement.

Section 10.11 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Obligations, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the

Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Obligations and other obligations of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.12 Rights of Trustee. Notwithstanding the provisions of this Article 10 or any other provision of this CVR Agreement, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee may continue to make payments on the Securities, unless the Trustee has received at its address for notice specified in Section 1.5 at least five business days prior to the date of such payment written notice of facts that would cause the payment of any Junior Obligations to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 4.7 hereof.

The Trustee in its individual or any other capacity may hold Senior Obligations with the same rights it would have if it were not Trustee.

Section 10.13 Authorization to Effect Subordination. Each Holder, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.2 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.14 Amendments. The provisions of this Article 10 are expressly made for the benefit of the holders from time to time of the Senior Obligations, and may not be amended or modified without the written consent of the Representatives of the holders of all Senior Obligations.

Section 10.15 Change of Control.

(a) In the event of a Change of Control of APP as a result of an event of default under the financing arrangements which results in the sale or conveyance of APP or substantially all of the assets of APP, the Company shall be obligated to pay Holders an acceleration payment (“Acceleration Payment”). The Acceleration Payment shall be calculated on the basis of the aggregate Adjusted EBITDA achieved by APP since the beginning of the CVR Measuring Period based on the financial statements filed in the Company’s last quarterly report preceding the Change of Control (the “Accelerated CVR Measuring Period”). The Adjusted EBITDA achieved shall be grossed up for the balance of the CVR Measuring Period from the date of the Change of Control (the “Grossed-Up Adjusted EBITDA”) and shall equal the product of (a) the aggregate Adjusted EBITDA achieved by APP in the Accelerated CVR Measuring Period multiplied by (b) the quotient obtained by dividing (i) the total number of quarters in the CVR Measuring Period (12) by (ii) the number of quarters in the Accelerated CVR Measuring Period.

(b) The Acceleration Payment, with respect to each CVR, will be an amount equal to the lesser of: (1) the quotient obtained by dividing (i) the product of (x) 2.5 multiplied by and (y)(A) the aggregate of the Grossed-Up Adjusted EBITDA plus (B) the aggregate of any Sale Adjustments in respect of Sale Transactions occurring prior to such Change of Control minus (C) the EBITDA Threshold Amount, by (ii) the Aggregate Share Number, or (2) the Maximum CVR Payment.

Example: Change of Control on October 29, 2009

(A)	Grossed-Up Adjusted EBITDA = Adjusted EBITDA through September 30, 2009 x (12 / 7)

Acceleration Payment equals the lesser of:

(B)	(B) 2.5 x (A + aggregate Sales Adjustments – EBITDA Threshold Amount) / Aggregate Share Number; OR

(C)	the Maximum CVR Payment (eg $6.00 per CVR).

(c) The calculation of the Acceleration Payment shall be subject to the review provisions of Section 7.6 and shall be payable within six (6) months after the Change of Control giving rise to the Acceleration Payment.

IN WITNESS WHEREOF, the parties hereto have caused this CVR Agreement to be duly executed, all as of the day and year first above written.

FRESENIUS KABI PHARMACEUTICALS HOLDING, LLC

By:
Name:
Title:

[—], as Trustee

By:
Name:
Title:

[—] INC.

No.	Certificate for	Contingent Value Rights

This certifies that                     , or registered assigns (the “Holder”), is the registered holder of the number of Contingent Value Rights (“CVRs”) set forth above. Each CVR entitles the Holder, subject to the provisions contained herein and in the CVR Agreement referred to on the reverse hereof, to payments from [—], a Delaware corporation (the “Company”), in an amount and in the form determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the CVR Agreement referred to on the reverse hereof. Such payment shall be made on the Payment Date, as defined in the CVR Agreement referred to on the reverse hereof.

Payment of any amounts pursuant to this CVR Certificate shall be made only to the registered Holder (as defined in the CVR Agreement) of this CVR Certificate. Such payment shall be made in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the Company may pay such amounts by wire transfer or check payable in such money. [TRUSTEE] has been initially appointed as Paying Agent at its office or agency in the Borough of Manhattan, The City of New York.

Reference is hereby made to the further provisions of this CVR Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CVR Certificate shall not be entitled to any benefit under the CVR Agreement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	[—]

By:
Name:
Title:

Attest:

Authorized Signature

A-1

[Form of Reverse of CVR Certificate]

This CVR Certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of                      (the “CVR Agreement”), between the Company and [—], a national banking association, as trustee (the “Trustee,” which term includes any successor Trustee under the CVR Agreement), and is subject to the terms and provisions contained in the CVR Agreement, to all of which terms and provisions the Holder of this CVR Certificate consents by acceptance hereof. The CVR Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the CVR Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the CVRs. All capitalized terms used in this CVR Certificate without definition shall have the respective meanings ascribed to them in the CVR Agreement. Copies of the CVR Agreement can be obtained by contacting the Trustee.

The Company shall pay to the Holder hereof on June 30, 2011, with respect to each CVR, the CVR Payment; provided, that in no event shall the CVR Payment with respect to each CVR exceed the Maximum CVR Payment.

The CVR Payment, if any, and interest thereon, if any, shall be payable by the Company in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the Company may pay such amounts by its check or wire transfer payable in such money. [TRUSTEE] has been initially appointed as Paying Agent at its office or agency in the Borough of Manhattan, The City of New York.

If an Event of Default occurs and is continuing, either the Trustee may or the Majority Holders, by notice to the Company and to the Trustee shall bring suit to protect the rights of the Holders, including to obtain payment of all amounts then due and payable, with interest at the Default Interest Rate from the date of the Event of Default through the date payment is made or duly provided for.

The CVR Payment and all other obligations of the Company under this CVR Certificate and the CVR Agreement are subordinated to the prior payment in full of all Senior Obligations on the terms provided in the CVR Agreement.

The CVR Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of CVRs under the CVR Agreement at any time by the Company and the Trustee with the consent of the holders of a majority of the CVRs at the time outstanding.

No reference herein to the CVR Agreement and no provision of this CVR Certificate or of the CVR Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the CVR Agreement at the times, place and amount, and in the manner, herein prescribed. The Holder of this CVR Certificate, by acceptance hereof, agrees that the Company has no obligation

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to initiate or continue research, development or commercialization activities with respect to any products or whether or not in development or commercialized prior to the date the CVRs were first issued by the Company and, in its sole subjective discretion, the Company may abandon efforts to research, develop or commercialize product.

As provided in the CVR Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR Certificate is registrable on the Security Register, upon surrender of this CVR Certificate for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new CVR Certificates, for the same amount of CVRs, will be issued to the designated transferee or transferees. The Company hereby initially designates the office of [TRUSTEE] at [—] as the office for registration of transfer of this CVR Certificate.

As provided in the CVR Agreement and subject to certain limitations therein set forth, this CVR Certificate is exchangeable for one or more CVR Certificates representing the same number of CVRs as represented by this CVR Certificate as requested by the Holder surrendering the same.

No service charge will be made for any registration of transfer or exchange of CVRs, but the Company may require payment of a sum sufficient to cover all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

Prior to the time of due presentment of this CVR Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this CVR Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

Neither the Company nor the Trustee has any duty or obligation to the holder of this CVR Certificate, except as expressly set forth herein or in the CVR Agreement.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

                                                                                  this is one of the CVR Certificates referred to in the within-mentioned CVR Agreement.

[•], as Trustee

Dated:	By
Authorized Signatory

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